UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Airgas, Inc.

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News Release	Airgas, Inc. 259 N. Radnor-Chester Road Suite 100 Radnor, PA 19087-5283 www.airgas.com

Media Contact:	Joele Frank /Dan Katcher /James Golden	Investor Contact:
Jay Worley	Joele Frank, Wilkinson Brimmer Katcher	Barry Strzelec
jay.worley@airgas.com	(212) 355-4449	barry.strzelec@airgas.com
(610) 902-6206		(610) 902-6256

For release: IMMEDIATELY

AIRGAS RESPONDS TO AIR PRODUCTS’ LETTER

Airgas Reiterates Outstanding First Quarter Earnings Results And Strong Outlook

Air Products’ Revised Bid Still Grossly Undervalues Airgas

RADNOR, PA – July 22, 2010 – Airgas, Inc. (NYSE: ARG) today issued the following statement in response to a letter sent by Air Products & Chemicals, Inc. (NYSE: APD) (“Air Products”) to Airgas stockholders:

Today’s letter from Air Products is just another attempt to facilitate its grossly inadequate offer and distract stockholder attention from what we believe to be obvious – that the offer fails to fairly compensate stockholders for the value inherent in Airgas and its future prospects.

Airgas’ performance continues to improve, as evidenced by the outstanding first quarter 2011 results announced yesterday. We achieved the second best earnings in the Company’s nearly 30-year history, including EPS well above our guidance range for the first quarter of fiscal 2011. As a result of this performance and the improved outlook, Airgas raised its full-year fiscal 2011 earnings guidance from a range of $2.95 to $3.05 to a new range of $3.15 to $3.30, representing 18% to 23% growth over fiscal year 2010 adjusted earnings.* Further, the increasing momentum we are seeing reinforces our confidence in our calendar 2012 earnings goal of at least $4.20 per share, and with continued modest improvement in the economy, we could very well outperform this objective. These results are especially encouraging given that, in this early stage of the economic recovery, Airgas’ revenues have not yet recovered to pre-recession levels.

Similarly, in what we believe is a misleading attempt to make its grossly inadequate offer appear more attractive, Air Products is trying to frighten Airgas stockholders about market conditions. However, as evidenced by comments made on its third quarter earnings conference call, Air Products’ own economic outlook stands in stark contrast. During its call today, Paul Huck, Air Products’ Senior Vice President and Chief Financial Officer, said “We have a pretty good look on the economy going forward for us. And we still feel that it is playing out as we expected, which is for just good steady slow growth here in the US, starting to turn in Europe in the second half which we’re starting to see.”

We are confident that Airgas stockholders will recognize this letter for what it is – an attempt to deprive them of the value of their Company. The Airgas Board of Directors reiterates its recommendation that stockholders not tender their shares into the Air Products grossly inadequate offer.

Bank of America Merrill Lynch and Goldman, Sachs & Co. are serving as financial advisors, and Wachtell, Lipton, Rosen & Katz is serving as legal counsel to Airgas and its Board of Directors.

* See reconciliation of non-GAAP measures on Annex F of the Schedule 14D-9 amendment filed with the SEC on July 21, 2010.

About Airgas, Inc.

Airgas, Inc. (NYSE: ARG), through its subsidiaries, is the largest U.S. distributor of industrial, medical, and specialty gases, and hardgoods, such as welding equipment and supplies. Airgas is also one of the largest U.S. distributors of safety products, the largest U.S. producer of nitrous oxide and dry ice, the largest liquid carbon dioxide producer in the Southeast, and a leading distributor of process chemicals, refrigerants, and ammonia products. More than 14,000 employees work in approximately 1,100 locations, including branches, retail stores, gas fill plants, specialty gas labs, production facilities and distribution centers. Airgas also distributes its products and services through eBusiness, catalog and telesales channels. Its national scale and strong local presence offer a competitive edge to its diversified customer base. For more information, please visit www.airgas.com.

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ADDITIONAL INFORMATION

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. In response to the tender offer commenced by Air Products Distribution, Inc., a wholly owned subsidiary of Air Products and Chemicals, Inc., Airgas has filed a solicitation/recommendation statement on Schedule 14D-9 with the U.S. Securities and Exchange Commission (“SEC”). INVESTORS AND SECURITY HOLDERS OF AIRGAS ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC by Airgas through the web site maintained by the SEC at http://www.sec.gov. Also, materials related to Air Products’ Unsolicited Proposals are available in the “Investor Information” section of the Company’s website at www.airgas.com, or through the following web address: http://investor.shareholder.com/arg/airgascontent.cfm.

In addition, Airgas has filed a preliminary proxy statement on Schedule 14A with the SEC on July 8, 2010 in connection with the solicitation of proxies for the 2010 annual meeting of Airgas stockholders. Airgas expects to file a definitive proxy statement with the SEC in connection with the solicitation of proxies for the 2010 annual meeting of Airgas stockholders and may file other proxy solicitation material in connection therewith. Any definitive proxy statement will be mailed to stockholders of Airgas. INVESTORS AND SECURITY HOLDERS OF AIRGAS ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of these documents (when available) and other documents filed with the SEC by Airgas through the web site maintained by the SEC at http://www.sec.gov.

CERTAIN INFORMATION REGARDING PARTICIPANTS

Airgas and certain of its directors and executive officers may be deemed to be participants under the rules of the SEC. Security holders may obtain information regarding the names, affiliations and interests of Airgas’ directors and executive officers in Airgas’ Annual Report on Form 10-K for the year ended March 31, 2010, which was filed with the SEC on May 27, 2010, its proxy statement for the 2009 Annual Meeting, which was filed with the SEC on July 13, 2009 and its preliminary proxy statement for the 2010 Annual Meeting, which was filed with the SEC on July 8, 2010. To the extent holdings of Airgas securities have changed, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants in any proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any proxy statement and other relevant materials to be filed with the SEC if and when they become available.

FORWARD-LOOKING STATEMENTS

This communication contains statements that are forward looking. Forward-looking statements include the statements identified as forward-looking in the Company’s press release announcing its quarterly earnings, as well as any statement that is not based on historical fact, including statements containing the words “believes,” “may,” “plans,” “will,” “could,” “should,” “estimates,” “continues,” “anticipates,” “intends,” “expects” and similar expressions. All forward-looking statements are based on current expectations regarding important risk factors and should not be regarded as a representation by us or any other person that the results expressed therein will be achieved. Airgas assumes no obligation to revise or update any forward-looking statements for any reason, except as required by law. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include the factors identified in the Company’s press release announcing its quarterly earnings, as well as other factors described in the Company’s reports, including its March 31, 2010 Form 10-K, subsequent Forms 10-Q, and other forms filed by the Company with the Securities and Exchange Commission. The Company notes that forward-looking statements made in connection with a tender offer are not subject to the safe harbors created by the Private Securities Litigation Reform Act of 1995. The Company is not waiving any other defenses that may be available under applicable law.